EXHIBIT A
                                PROMISSORY NOTE

$250,000.00                                            February 12, 1999

FOR VALUE RECEIVED, THE FEMALE HEALTH COMPANY, a Wisconsin corporation, promises to pay to the order of Stephen M. Dearholt, at his office in the City of Milwaukee, Wisconsin, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), payable in full on February 12, 2000.

The unpaid principal balance hereof shall bear interest, payable monthly on the last day of each calendar month commencing February 28, 1999, and at maturity (whether stated maturity or upon acceleration), computed at a rate equal to 12% per annum. Principal amounts unpaid at the maturity thereof (whether by fixed maturity or acceleration) shall bear interest from and after maturity until paid computed at a rate equal to 18% per annum. Principal of and interest on this Note shall be payable in lawful money of the United States.

All interest payable on this note shall be computed for the actual number of days elapsed using a daily rate determined by dividing the annual rate by 365. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or public holiday under the laws of the State of Wisconsin, such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of interest on this note.

This note constitutes the Note issued under a Note Purchase and Warrant Agreement dated as of the date hereof between the undersigned and Stephen M. Dearholt to which Agreement reference is hereby made for a statement of the terms and conditions on which the loan evidenced hereby was made and for a description of the terms and conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated.

                              THE FEMALE HEALTH COMPANY
                               By:     /s/ O.B. Parrish
                                   Chairman of the Board
                                   and Chief Executive Officer